Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 6, 2004, accompanying the Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties to be Purchased from Contango Oil & Gas Company for each of the three years in the period ended December 31, 2003 included in Amendment No. 1 to the Current Report on Form 8-K of Edge Petroleum Corporation dated December 29, 2004.  We hereby consent to the incorporation by reference of said report into the following registration statements of Edge Petroleum Corporation:  Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-115692), Registration Statement on Form S-8 (No. 333-113619), Registration Statement on Form S-3 (No. 333-112462), Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (No. 333-106484), Registration Statement on Form S-8 (No. 333-61890), Registration Statement on Form S-8 (No. 333-93209), Registration Statement on Form S-3 (No. 333-79759) and Registration Statement on Form S-8 (No. 333-22571).

Houston, Texas

January 20, 2005